Exhibit 23




CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Dollar General Corporation on Form S-8(Nos. 33-23796, 33-31827, 33-51589 and 33-51591) of our report dated March 11,
1996, except as to the information presented in Note 11 for which the date is April 26, 1996, on our audits of the consolidated financial statements of Dollar General Corporation as of January 31, 1996 and 1995 and for the years ended January 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




/S/ Coopers & Lybrand L.L.P.

Louisville, Kentucky
April 26, 1996